Exhibit 99.1

Media	Investors
Kristyn Clark	Kevin Chamberlain
(805) 395-9943	Isaac Garden
(818) 224-7028

PennyMac Mortgage Investment Trust Reports

Second Quarter 2021 Results

Westlake Village, CA, August 5, 2021 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income attributable to common shareholders of $31.9 million, or $0.32 per common share on a diluted basis for the second quarter of 2021, on net investment income of $121.6 million. PMT previously announced a cash dividend for the second quarter of 2021 of $0.47 per common share of beneficial interest, which was declared on June 23, 2021 and paid on July 29, 2021 to common shareholders of record as of July 15, 2021.

Second Quarter 2021 Highlights

Financial results:

•	Net income attributable to common shareholders of $31.9 million, down from $65.4 million in the prior quarter

•	Strong correspondent segment results and performance of government-sponsored enterprise (GSE) credit risk transfer (CRT) investments

•	Mortgage servicing rights (MSR) fair value declines partially offset by fair value gains on interest rate hedges and Agency mortgage-backed securities (MBS)

•	Book value per common share decreased to $20.77 at June 30, 2021 from $20.90 at March 31, 2021[1]

[1]

As described in Note 2 of PMT’s Quarterly Report on form 10Q for the quarter ended June 30, 2021, a recent accounting change requires that beginning in 2022, the portion of PMT’s 2024 and 2026 Exchangeable Notes originally allocated to additional paid-in capital will be reclassified to the carrying value of the exchangeable notes. Giving effect to this change on the pro forma basis, PMT’s book value as of 6/30/21 would have been $20.38.

Other investment and financing highlights:

•	Investment activity driven by strong correspondent production volumes

•	Conventional correspondent loan production volumes of $30.5 billion in unpaid principal balance (UPB), down 10 percent from the prior quarter and up 61 percent from the second quarter of 2020

•	Added $413 million in new MSRs

•

Purchased $13 million in face amount of a securitization of non-owner occupied loans totaling $248 million in UPB on June 30, 2021, sourced organically from conventional correspondent production volumes

“PMT continues to take advantage of its position as the largest correspondent aggregator in the U.S. and its synergistic relationship with PFSI,” said Chairman and CEO David Spector. “The infrastructure we have in place for PMT to source investments organically has proven to be a unique competitive advantage unmatched in the industry. PMT demonstrated this by successfully completing its first purchase of subordinate bonds related to a private label securitization of non-owner occupied loans acquired in PMT’s correspondent production business. Additionally, we believe these new investments offer compelling, long-term returns, and benefit from PFSI’s industry-leading fulfillment process and position as the servicer of the underlying loans. While the recent decline in interest rates combined with FHFA’s elimination of the Adverse Market Refinance Fee is expected to have a mark-to-market impact on PMT’s MSR value, these factors have meaningfully increased the population of loans that would benefit from a refinance. The continuation of this vibrant origination market combined with PMT’s high-quality interest rate sensitive and credit investments support PMT’s ability to continue delivering strong risk-adjusted returns to its shareholders.”

The following table presents the contributions of PMT’s segments, consisting of Credit Sensitive Strategies, Interest Rate Sensitive Strategies, Correspondent Production, and Corporate:

	Quarter ended June 30, 2021
	Credit sensitive strategies	Interest rate sensitive strategies	Correspondent production	Corporate	Consolidated
	(in thousands)
Net investment income (loss):
Net gains on loans acquired for sale	$1	$—	$27,725	$—	$27,726
Net gains on investments:
CRT investments	98,029	—	—	—	98,029
Loans at fair value	131	—	—	—	131
Loans held by variable interest entity net of asset-backed secured financing	—	918	—	—	918
Mortgage-backed securities	—	29,252	—	—	29,252
Hedging derivatives	253	(178)	—	—	75

	98,413	29,992	—	—	128,405
Net loan servicing fees	—	(44,912)	—	—	(44,912)
Net interest (expense) income:
Interest income	401	10,056	32,519	710	43,686
Interest expense	16,177	39,141	23,884	—	79,202

	(15,776)	(29,085)	8,635	710	(35,516)
Other income	20	—	45,843	—	45,863

	82,658	(44,005)	82,203	710	121,566

Expenses:
Loan fulfillment and servicing fees payable to PennyMac Financial Services, Inc.	80	19,936	54,019	—	74,035
Management fees payable to PennyMac Financial Services, Inc.	—	—	—	11,913	11,913
Other	4,061	1,507	9,150	7,103	21,821

	$4,141	$21,443	$63,169	$19,016	$107,769

Pretax income (loss)	$78,517	$(65,448)	$19,034	$(18,306)	$13,797

Credit Sensitive Strategies Segment

The Credit Sensitive Strategies segment primarily includes results from CRT, and also includes distressed loans and non-Agency subordinated bonds. Pretax income for the segment was $78.5 million on revenues of $82.7 million, compared to pretax income of $134.3 million on revenues of $138.5 million in the prior quarter.

Net gain on investments in the segment was $98.4 million, down from $154.3 million in the prior quarter.

Net gain on CRT investments for the quarter was $98.0 million, down from $154.0 million in the prior quarter, and included $38.7 million in valuation-related gains which reflects the impact of credit spread tightening and elevated prepayment speeds. The prior quarter included $98.1 million in such gains. Net gain on CRT investments also included $39.1 million in realized gains and carry, compared to a gain of $42.7 million in the prior quarter. Recoveries net of realized losses during the quarter were $20.2 million, primarily related to L Street Securities 2017-PM1, as losses were reversed for loans that had been in forbearance and reperformed.

Net interest expense for the segment totaled $15.8 million, compared to $16.6 million in the prior quarter. Interest income totaled $0.4 million, down from $0.7 million in the prior quarter. Interest expense totaled $16.2 million, down from $17.3 million in the prior quarter due to decreased financing expenses as a result of smaller CRT balances due to prepayments.

Segment expenses were $4.1 million, down from $4.3 million in the prior quarter due to lower expenses related to assisting certain borrowers in mitigating loan delinquencies they incurred as a result of dislocations arising from the COVID-19 pandemic.

Interest Rate Sensitive Strategies Segment

The Interest Rate Sensitive Strategies segment includes results from investments in MSRs, Agency MBS, non-Agency senior MBS and interest rate hedges. Pretax loss for the segment was $65.4 million on investment losses of $44.0 million, compared to a pretax loss of $64.6 million on net investment losses of $44.8 million in the prior quarter. The segment includes investments that typically have offsetting fair value exposures to changes in interest rates. For example, in a period with decreasing interest rates, MSRs typically decrease in fair value whereas Agency MBS typically increase in fair value.

The results in the Interest Rate Sensitive Strategies segment consist of net gains and losses on investments, net interest income and net loan servicing fees, as well as associated expenses.

Net gain on investments for the segment was $30.0 million, and consisted of $29.3 million of gains on MBS, $0.9 million of gains on loans held by variable interest entities net of asset-backed secured financing, and $0.2 million of losses on hedging derivatives.

Net loan servicing fees were a loss of $44.9 million, compared to net loan servicing fee income of $50.0 million in the prior quarter. Net loan servicing fees included servicing fees of $124.0 million, up from the prior quarter primarily driven by a larger portfolio, and $24.9 million in other fees, reduced by $69.6 million in realization of MSR cash flows, which was up 17 percent from the prior quarter. Net loan servicing fees also included $229.9 million in fair value losses of MSRs, $94.1 million in related hedging gains, and $11.5 million of MSR recapture income. PMT’s hedging activities are intended to manage the Company’s net exposure across all interest rate sensitive strategies, which include MSRs and MBS.

The following schedule details net loan servicing fees:

	Quarter ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(in thousands)
From non-affiliates:
Contractually specified (1)	$124,019	$116,287	$101,823
Other fees	24,902	16,245	11,887
Effect of MSRs:
Carried at fair value—change in fair value
Realization of cashflows	(69,613)	(59,385)	(59,199)
Other	(229,885)	337,667	(111,649)

	(299,498)	278,282	(170,848)
Gains (losses) on hedging derivatives	94,116	(374,403)	(50,650)

	(205,382)	(96,121)	(221,498)

	(56,461)	36,411	(107,788)
From PFSI—MSR recapture income	11,549	13,634	5,128

Net loan servicing fees	$(44,912)	$50,045	$(102,660)

(1)	Includes contractually specified servicing fees, net of guarantee fees.

MSR fair value losses resulted primarily from increased expectations for prepayment activity in the future due to lower mortgage rates and a flatter yield curve, while Agency MBS and interest rate hedges increased in fair value. PMT benefited from recapture income from PFSI for elevated prepayment activity during the quarter. PMT generally benefits from recapture income when the prepayment of a loan underlying PMT’s MSR results from refinancing by PFSI.

Net interest expense for the segment was $29.1 million, up from $23.8 million in the prior quarter. Interest income totaled $10.1 million, down from $13.5 million in the prior quarter, due primarily to lower earnings rates on custodial balances. Interest expense totaled $39.1 million, up slightly from the prior quarter.

Segment expenses were $21.4 million, up from $19.8 million in the prior quarter.

Correspondent Production Segment

PMT acquires newly originated loans from correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and additions to its investments in MSRs related to a portion of its production. PMT’s Correspondent Production segment generated pretax income of $19.0 million, down from $35.6 million in the prior quarter.

Through its correspondent production activities, PMT acquired $46.7 billion in UPB of loans, down 9 percent from the prior quarter and up 56 percent from the second quarter of 2020. Of total correspondent acquisitions, conventional conforming acquisitions totaled $30.5 billion, and government-insured or guaranteed acquisitions totaled $16.2 billion, down from $33.8 billion and $17.4 billion, respectively, in the prior quarter. Interest rate lock commitments on conventional loans totaled $30.3 billion, down from $34.0 billion in the prior quarter.

Segment revenues were $82.2 million, a 23 percent decrease from the prior quarter and included net gain on loans acquired for sale of $27.7 million, other income of $45.8 million, which primarily consists of volume-based origination fees, and net interest income of $8.6 million. Net gain on loans acquired for sale in the quarter decreased by $25.3 million from the prior quarter as a result of lower volumes and margins as industry volumes declined. Interest income was $32.5 million, up from $22.8 million in the prior quarter due to higher average rates on newly originated loans, and interest expense was $23.9 million, up slightly from the prior quarter.

Segment expenses were $63.2 million, down from $71.5 million in the prior quarter driven by the decrease in acquisition volumes. The weighted average fulfillment fee rate in the second quarter was 18 basis points, unchanged from the prior quarter.

Corporate Segment

The Corporate segment includes interest income from cash and short-term investments, management fees, and corporate expenses.

Segment revenues were $0.7 million, up slightly from $0.6 million in the prior quarter. Management fees were $11.9 million, up 41 percent from the prior quarter as a result of incentive fees paid to PFSI based on PMT’s profitability. Other segment expenses were $7.1 million, up from $6.4 million in the prior quarter.

Taxes

PMT recorded a tax benefit of $24.3 million driven by fair value declines in MSRs held in PMT’s taxable subsidiary.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.pennymac-REIT.com beginning at 1:30 p.m. (Pacific Time) on Thursday, August 5, 2021.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Additional information about PennyMac Mortgage Investment Trust is available at www.PennyMac-REIT.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; the impact to our CRT agreements of increased borrower requests for forbearance under the CARES Act; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets specifically, whether the result of market events or otherwise; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or manmade disasters, or threatened or actual armed conflicts; elimination of the FHFA’s adverse market refinance fee; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the degree and nature of the Company’s competition; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; unanticipated increases or volatility in financing and other costs, including changes in interest rates; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, default and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; technologies for loans and the Company’s ability to mitigate security risks and cyber intrusions; the Company’s ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct its business; the Company’s ability to detect misconduct and fraud; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration, the U.S.

Department of Agriculture, or government-sponsored entities such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or such changes that increase the cost of doing business with such entities; the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations and regulatory agencies, and any other legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes, as applicable, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of REITs, or the exclusions from registration as an investment company); the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2021	March 31, 2021	June 30, 2020
	(in thousands except share amounts)
ASSETS
Cash	$68,616	$92,842	$346,007
Short-term investments	44,890	108,375	273,592
Mortgage-backed securities at fair value	2,309,864	1,916,485	2,612,986
Loans acquired for sale at fair value	5,535,300	4,646,761	2,179,962
Loans at fair value	350,401	117,647	230,660
Excess servicing spread received from PennyMac Financial Services, Inc.	—	—	151,206
Derivative and credit risk transfer strip assets	88,278	182,969	114,346
Real estate acquired in settlement of loans	14,715	17,715	43,559
Deposits securing credit risk transfer arrangements	2,256,047	2,664,420	1,666,449
Mortgage servicing rights	2,551,373	2,441,214	1,189,605
Servicing advances	111,858	150,160	38,254
Due from PennyMac Financial Services, Inc.	19,216	7,521	3,458
Other	247,554	176,145	233,635

Total assets	$13,598,112	$12,522,254	$9,083,719

LIABILITIES
Assets sold under agreements to repurchase	$7,193,671	$6,091,973	$3,981,761
Mortgage loan participation and sale agreements	28,037	68,176	93,117
Exchangeable senior notes	496,825	494,097	195,333
Notes payable secured by credit risk transfer and mortgage servicing assets	2,829,177	2,897,794	1,810,845
Asset-backed financing of variable interest entities at fair value	321,875	101,238	212,170
Interest-only security payable at fair value	13,185	18,922	14,981
Assets sold to PennyMac Financial Services, Inc. under agreement to repurchase	—	—	90,101
Derivative and credit risk transfer strip liabilities at fair value	86,681	229,970	140,201
Firm commitment to purchase credit risk transfer securities at fair value	—	—	191,193
Accounts payable and accrued liabilities	170,458	122,837	48,735
Due to PennyMac Financial Services, Inc.	61,883	68,644	44,329
Income taxes payable	16,616	42,493	15,451
Liability for losses under representations and warranties	36,314	28,967	10,225

Total liabilities	11,254,722	10,165,111	6,848,442

SHAREHOLDERS’ EQUITY
Preferred shares of beneficial interest	299,707	299,707	299,707
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding 97,911,249, 97,938,350 and 99,275,258 common shares, respectively	979	979	993
Additional paid-in capital	2,138,422	2,137,933	2,119,577
Accumulated deficit	(95,718)	(81,476)	(185,000)

Total shareholders’ equity	2,343,390	2,357,143	2,235,277

Total liabilities and shareholders’ equity	$13,598,112	$12,522,254	$9,083,719

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Quarterly Periods Ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(in thousands, except per share amounts)
Investment Income
Net gains on loans acquired for sale	$27,726	$53,012	$162,214
Loan origination fees	45,714	52,902	25,208
Net gains on investments	128,405	83,191	488,934
Net loan servicing fees:
From nonaffiliates
Servicing fees	148,921	132,532	113,710
Change in fair value of mortgage servicing rights	(299,498)	278,282	(170,848)
Hedging results	94,116	(374,403)	(50,650)

	(56,461)	36,411	(107,788)
From PennyMac Financial Services, Inc.	11,549	13,634	5,128

	(44,912)	50,045	(102,660)
Interest income	43,686	37,589	40,812
Interest expense	79,202	76,308	61,048

Net interest expense	(35,516)	(38,719)	(20,236)
Results of real estate acquired in settlement of loans	(25)	837	2,856
Other	174	129	2,005

Net investment income	121,566	201,397	558,321

Expenses
Earned by PennyMac Financial Services, Inc.:
Loan fulfillment fees	54,020	60,835	52,815
Loan servicing fees	20,015	19,093	15,533
Management fees	11,913	8,449	8,288
Loan origination	7,986	9,308	4,468
Loan collection and liquidation	3,975	3,857	864
Safekeeping	2,592	1,941	1,905
Professional services	1,897	2,224	1,492
Compensation	1,328	2,185	1,200
Other	4,043	2,477	3,693

Total expenses	107,769	110,369	90,258

Income before (benefit from) provision for income taxes	13,797	91,028	468,063
(Benefit from) provision for income taxes	(24,295)	19,425	3,443

Net income	38,092	71,603	464,620
Dividends on preferred shares	6,235	6,234	6,235

Net income attributable to common shareholders	$31,857	$65,369	$458,385

Earnings per share
Basic	$0.32	$0.67	$4.59
Diluted	$0.32	$0.67	$4.51
Weighted average shares outstanding
Basic	97,927	97,892	99,689
Diluted	98,034	98,103	101,592
Dividends declared per common share	$0.47	$0.47	$0.40